Exhibit 26 (g) iv. a1. 5

CO#

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT Dated April 1, 2005

(herein after called the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Springfield, Massachusetts,

C.M. LIFE INSURANCE COMPANY, Enfield, Connecticut,

and MML BAY STATE LIFE INSURANCE COMPANY, Enfield, Connecticut

(hereinafter called the “Ceding Company”)

and

RGA REINSURANCE COMPANY, St. Louis, Missouri

(hereinafter called the “Reinsurer”)

This Amendment is Effective February 1, 2012

I.	Effective upon policy anniversary renewal beginning February 1, 2012, Schedule D.1 and Schedule J of The Agreement are hereby revised by the attached “Schedule D.1: Revised February 1, 2012” and “Schedule J: Revised February 1, 2012”. This amendment will serve to update rates in accordance with the Reinsurance Rate Adjustment Mechanism as described in Schedule D.2 ( , eff 2/1/2010) of this treaty. Rate changes apply to as well as . The rates herein shall be used for any billing transactions effective on or after February 1, 2012 excluding terminations.

II.	All provisions and conditions of the Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Officers and assignees.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary

DATE:	6-25-12	DATE:	6/25/2012

Attachments: “Schedule D.1: Revised February 1, 2012” and “Schedule J: Rate Table Revised February 1, 2012”

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C.M. LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary

DATE:	6-25-12	DATE:	6/25/2012

MML BAY STATE LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary
DATE:	6-25-12	DATE:	6/25/2012

RGA REINSURANCE COMPANY

BY:	/s/ Julie A Decker	ATTEST:	/s/ Matthew C Fingerhut
TITLE:	VP & Actuary	TITLE:	VP & Actuary
DATE:	6/18/2012	DATE:	6/18/2012

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SCHEDULE D.1: Revised February 1, 2012

PREMIUMS

PRODUCT:

Rate Name:

The following rates are applicable for certificates issued on or after April 1, 2005, for the          category of the          product. This rate category is intended for          that meet all         .

The consideration          shall be based on the appropriate          taken from the          in Schedule J: Rate Table Revised February 1, 2012         :

Risk Class	Pay Percentage	Maximum Pay Percentage	MassMutual Admin Code

For          rates, the rates in the          in Schedule J: Rate Table Revised February 1, 2012 will be         .

These rates will be subject to a          as described in Schedule D.2:         .

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Schedule J: Rate Table Revised February 1, 2012

(Note: The Base Rate Table remains unchanged)

Base Rate Table: the following table will be used as the base rate table. This table will be multiplied by the appropriate pay percentages listed in Exhibit C to create the appropriate reinsurance premium rates.

For         , the rates in the Base Rate Table will          for

        .

Base Rate Table	Monthly Rate Per $1000 of Amount at Risk

[table deleted]

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[table deleted]

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

Effective April 1, 2012, Exhibit I-A (        , eff 1/1/2009): Reinsurer’s Assigned Pool Percentages, and: Exhibit I-B (         eff 4/1/2005): Reinsurer’s Assigned Pool Percentages of the above-referenced Agreement will be replaced with the attached Exhibit I-A: Reinsurer’s Assigned Pool Percentages and Exhibit I-B: Reinsurer’s Assigned Pool Percentages which revises the         .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-14-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-14-12
Peter G. Ferris
Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-14-12
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Kathryn S Cox	Date:	5-31- 2012
Print name:	Kathryn S. Cox
Title:	VP Business Development

RGA REINSURANCE COMPANY

By:	/s/ Larry Fischer	Date:	5-31- 2012
Print name:	Larry Fischer
Title:	VP & Actuary

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EXHIBIT I-A: Reinsurer’s Assigned Pool Percentages

RGA Reinsurance Company

Effective 4/1/2012

[table deleted]

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EXHIBIT I-B: Reinsurer’s Assigned Pool Percentages

RGA Reinsurance Company

[table deleted]